Exhibit 99.1

April 7, 2014

To The Board of Directors
of BioTime, Inc. (the "Company")

In care of AI Kingsley Chairman

Dear Mr. Chairman

It was my distinct privilege to accept appointment as a member of the Board of BioTime, Inc. in the hope of contributing to the company's vision to advance the fields of stem cell biology and regenerative medicine for the purpose of saving lives and restoring health to millions of desperate people around the world.  Since my appointment a great deal has transpired including the diversification of the BioTime Inc. portfolio of subsidiaries and the recent creation of Asterias Biotherapeutics, Inc. as a majority owned subsidiary wholly devoted to stem cell biology.  In order to fully and appropriately meet my responsibilities to Asterias Biotherapeutics Inc. I respectfully resign, effective immediately, as a director of BioTime Inc. in order to devote my limited efforts and energies to this new enterprise

Respectfully,

s/Andrew C. von Eschenbach

Andrew C. von Eschenbach, MD